UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 2, 2017

OPIANT PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38193	46-4744124
(State or other jurisdiction of incorporation)	(Commission File Number	(IRS Employer Identification No.)

201 Santa Monica Boulevard, Suite 500 Santa Monica, CA	90401
(Address of Principal Executive Offices)	(Zip Cope)

310-598-5410
Registrant’s telephone number, including area code

(Former name or former address if changed since last report,)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
⁬☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁬☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁬☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁬☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 2, 2017, Opiant Pharmaceuticals, Inc., a Delaware corporation (“Opiant DE” or, after giving effect to the Reincorporation Merger (defined below), the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Opiant Pharmaceuticals, Inc., a Nevada corporation and then parent company of the Company (“Opiant NV”), pursuant to which Opiant NV would merge with and into Opiant DE for the sole purpose of reincorporating Opiant NV in the State of Delaware (the “Reincorporation Merger”). The Reincorporation Merger and the Merger Agreement were approved by the Board of Directors and sole stockholder of Opiant DE, and by the Board of Directors and a majority of stockholders of Opiant NV. The Reincorporation Merger is intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended.

The description of the Merger Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed by the Company as Exhibit 2.1 to this Form 8-K and incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders

At 5:30 p.m. EST on October 2, 2017 (the “Effective Time”), Opiant DE and Opiant NV effected the Reincorporation Merger, thereby changing the state of incorporation of the Company from the State of Nevada to the State of Delaware pursuant to the Merger Agreement. The Reincorporation Merger was accomplished by the filing of (i) articles of merger with the Secretary of State of the State of Nevada (the “Nevada Articles of Merger”) and (ii) a certificate of merger (the “Delaware Certificate of Merger”) and the amended and restated certificate of incorporation of the Company (the “Amended and Restated Charter”) with the Secretary of State of the State of Delaware. Pursuant to the Merger Agreement, the bylaws of Opiant DE are the bylaws of the Company following the Reincorporation Merger (the “Bylaws”). The description of the Nevada Articles of Merger, the Delaware Certificate of Merger, the Amended and Restated Charter and the Bylaws set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Nevada Articles of Merger, the Delaware Certificate of Merger, the Amended and Restated Charter and the Bylaws attached as Exhibits 3(i).2, 3(i).3, 3(i).4 and 3(ii).1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Upon the Effective Time (i) Opiant NV merged with and into Opiant DE, (ii) the separate corporate existence of Opiant NV ceased to exist, (iii) Opiant DE (now the “Company”) is the surviving corporation of the Reincorporation Merger, (iv) each share of common stock of Opiant NV, $0.001 par value per share (the “NV Common Stock”), outstanding immediately prior to the Effective Time was converted into one fully-paid and non-assessable share of common stock of the Company, $0.001 par value per share (the “Common Stock”), and (v) in lieu of any fractional shares to which a holder of the Company’s Common Stock would have been entitled following the Effective Time, such fractional share was automatically rounded up to the next whole share. A specimen Common Stock certificate of Opiant DE is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

As a result of the Reincorporation Merger, the Company’s affairs ceased to be governed by the Nevada Revised Statutes, and became subject to the General Corporation Law of the State of Delaware. The Reincorporation Merger did not affect any of the Company’s material contracts with any third parties, and the Company’s rights and obligations under such material contractual arrangements continue to be rights and obligations of the Company after the Reincorporation Merger. The Reincorporation Merger also did not result in any change in headquarters, business, jobs, management, location of any of the offices or facilities, number of employees, benefit plans, assets, liabilities or net worth (other than as a result of the costs incident to the Reincorporation Merger) of the Company.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth under Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01 Other Events.

On October 2, 2017, immediately prior to the Effective Time of the Reincorporation Merger, and pursuant to approval of a majority of its stockholders, Opiant NV (i) reduced the total number of authorized shares of the NV Common Stock from 1,000,000,000 to 200,000,000, and (ii) established a classified board of directors.

The description of the Certificate of Amendment to the Articles of Incorporation set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment to the Articles of Incorporation attached as Exhibit 3(i).1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated October 2, 2017, by and between Opiant Pharmaceuticals, Inc., a Nevada corporation, and Opiant Pharmaceuticals, Inc., a Delaware corporation.
3(i).1	Certificate of Amendment to the Articles of Incorporation.
3(i).2	Nevada Articles of Merger.
3(i).3	Delaware Certificate of Merger.
3(i).4	First Amended and Restated Certificate of Incorporation of Opiant Pharmaceuticals, Inc., a Delaware corporation.
3(ii).1	Bylaws of Opiant Pharmaceuticals, Inc., a Delaware corporation.
4.1	Specimen Common Stock Certificate of Opiant Pharmaceuticals, Inc., a Delaware corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Opiant Pharmaceuticals, Inc.

Date: October 6, 2017	By:	/s/ Dr. Roger Crystal
Name: Dr. Roger Crystal
Title: Chief Executive Officer